SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 23, 2004
(Date of earliest event reported)

Access Integrated Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

55 Madison Avenue, Suite 300, Morristown NJ	07960
(Address of principal executive offices)	(Zip Code)

(973) 290-0080
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

        On December 23, 2004, ADM Cinema Corporation (the “Company”), a Delaware corporation and a wholly-owned subsidiary of Access Integrated Technologies, Inc. (“AccessIT”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Prichard Square Cinema, LLC d/b/a Pavilion Theatre, a New York limited liability company (the “Seller”) that owns and operates the Pavilion Movie Theatre/Entertainment Complex located in the Park Slope section of Brooklyn, New York (the “Pavilion”), and Norman Adie, the sole member of the Seller, pursuant to which Purchase Agreement the Company will acquire from the Seller substantially all of the assets related to the Pavilion.

        Under the terms of the Purchase Agreement, and as consideration for the sale of substantially all of the assets related to the Pavilion, at the closing of the transactions contemplated by the Purchase Agreement, the Company will (i) assume certain specified liabilities and obligations of the Seller, including the Seller’s lease agreement, as amended, with respect to the Theatre, and (ii) pay an aggregate purchase price of $5,000,000, in a combination of cash in the amount of $3,300,000 ($500,000 of which will be held in escrow account for indemnification claims) and a 5-year promissory note in the amount of $1,700,000, among other things. The transaction is subject to customary closing conditions.

        A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release may also be found on AccessIT’s website at www.accessitx.com under “Latest News.”

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

        The following exhibit is furnished as part of this report:

        99.1 Press Release of Access Integrated Technologies, Inc., dated December 23, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                                                     ACCESS INTEGRATED TECHNOLOGIES, INC.

By:/s/ A. Dale Mayo Name: A. Dale Mayo Title: President/CEO Dated: December 27, 2004.

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EXHIBIT INDEX

99.1	Press Release of Access Integrated Technologies, Inc., dated December 23, 2004.

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